Exhibit 10.1

THIRD AMENDMENT TO EXCLUSIVE CHANNEL PARTNER AGREEMENT

This THIRD AMENDMENT TO THE EXCLUSIVE CHANNEL PARTNER AGREEMENT (the “Third Amendment”) is effective as of June 29, 2016 (the “Third Amendment Effective Date”) by and between INTREXON CORPORATION, a Virginia corporation with offices at 20374 Seneca Meadows Parkway, Germantown, MD 20876 (“Intrexon”) and ZIOPHARM ONCOLOGY, INC., a Delaware corporation having its principal place of business at 1180 Avenue of the Americas, 19th Floor, New York, NY 10036 (“ZIOPHARM”). Intrexon and ZIOPHARM may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. WHEREAS Intrexon and ZIOPHARM are parties to that certain Exclusive Channel Partner Agreement, effective January 6, 2011 (the “Agreement”), pursuant to which Intrexon appointed ZIOPHARM as its exclusive channel collaborator for developing and commercializing certain products for the treatment or prophylaxis of cancer in humans;

B. WHEREAS Intrexon and ZIOPHARM have previously amended the Agreement by mutual written agreements executed by the Parties on September 13, 2011 (the “First Amendment”) and on March 27, 2015 (the “Second Amendment”), and the Parties now desire to further amend the Agreement; and

C. WHEREAS, the Parties now mutually desire to further amend the Agreement;

D. NOW, THEREFORE, the Parties agree to amend the terms of the Agreement (as previously amended) as provided below, effective as of the Third Amendment Effective Date.

1.	GENERALLY

1.1 Capitalized terms present within this Third Amendment that are not proper names or titles, that are nor conventionally capitalized, or that are not otherwise defined within this Third Amendment shall have the meaning set forth in the Agreement (as previously amended).

1.2 The Parties, in conjunction with and contemporaneously with this Third Amendment, have entered into Preferred Stock Purchase Agreement of even date herewith (the “Preferred Stock Agreement”).

2.	AMENDMENT TO THE AGREEMENT

2.1 Profit Sharing on ZIOPHARM Sales. All references to “fifty percent (50%)” in Section 5.2(a) of the Agreement are hereby amended to now read “twenty percent (20%)”. For clarity, neither Section 5.2(b) of the Agreement nor Section 4.1 of the Second Amendment is amended under this Third Amendment.

3.	CLARIFICATION OF THE SECOND AMENDMENT

3.1 Equity Purchase Commitment. It is hereby clarified and agreed that Section 6.1 of the Second Amendment (and the revised equity purchase obligation of Intrexon effected thereby) shall survive termination and/or expiration of the Merck Agreement and/or the Second Amendment.

4.	COMPENSATION

4.1 Payments from ZIOPHARM. In partial consideration for the amendments agreed to herein by Intrexon, ZIOPHARM shall issue to Intrexon certain shares of ZIOPHARM preferred stock in accordance with the terms and conditions of the Preferred Stock Agreement. Provided that all closing conditions for delivery of stock under the Preferred Stock Agreement that are within the reasonable control of Intrexon have been satisfied or waived, the issuance of all shares under the Preferred Stock Agreement in satisfaction of this Section 4.1 is a condition subsequent to the effectiveness of this Third Amendment.

5.	MISCELLANEOUS

5.1 Full Force and Effect. This Third Amendment amends the terms of the Agreement (as previously amended by the First Amendment and Second Amendment) and is deemed incorporated into the Agreement. The provisions of the Agreement as amended remain in full force and effect.

5.2 Entire Agreement. The Agreement, together with the Preferred Stock Agreement, the First Amendment, the Second Amendment, and this Third Amendment, constitute the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

5.3 Counterparts. This Third Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, Intrexon and ZIOPHARM have executed this Third Amendment by their respective duly authorized representatives as of the Third Amendment Effective Date.

INTREXON CORPORATION		ZIOPHARM ONCOLOGY, INC.

By:	/s/ Randal J. Kirk	By:	/s/ Laurence J. N. Cooper, M.D., Ph.D.

Name:	Randal J. Kirk	Name:	Laurence J. N. Cooper, M.D., Ph.D.

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Signature Page to Third Amendment to Exclusive Channel Partner Agreement